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                                                                EXHIBIT 10.6

October 22, 1998


Patriot American Hospitality, Inc.
1950 Stemmons Freeway, Suite 6001
Dallas, Texas 75207
Attn.:  William W. Evans III

Wyndham International, Inc.
1950 Stemmons Freeway, Suite 6001
Dallas, Texas 75207
Attn.:  Leslie Ng

Ladies and Gentlemen:

     This letter agreement among Patriot American Hospitality, Inc. (the "REIT"), Wyndham International, Inc. (the "OPCO") (each a "Company" and collectively, the "Companies") and PaineWebber Financial Products Inc. ("PaineWebber") confirms, modifies and amends, in part, certain of the terms and conditions of that certain Purchase Price Adjustment Mechanism Agreement, dated April 6, 1998 (the "Agreement") between the Companies and PaineWebber, as amended by letter agreements dated August 14, 1998, and September 30, 1998. Defined terms not otherwise defined herein shall have the meanings ascribed to them under the Agreement.

     Notwithstanding the terms and conditions of the Agreement, the Companies and PaineWebber agree as follows:

1. REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants of the Companies in Section 4 of the Purchase Agreement, dated as of April 6, 1998 (the "Purchase Agreement"), among the Companies and PaineWebber are hereby incorporated by reference herein, and the Companies hereby so represent, warrant and covenant to PaineWebber. The provisions of Section 6 of the Purchase Agreement shall also be applicable to any Paired Shares delivered to PaineWebber under the Agreement.

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Patriot American Hospitality, Inc.
Wyndham International, Inc.
October 22, 1998
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2.   CONFIRMATION OF COLLATERAL SHARES.  A.  The Companies hereby confirm that there has heretofore been irrevocably and unconditionally pledged, granted, assigned, hypothecated and transferred to PaineWebber a first and prior pledge and security interest in the 12,574,780 Paired Shares previously delivered to PaineWebber as collateral and all shares hereafter delivered as collateral, and all proceeds thereof, and any increase in profits received therefrom and, to the extent provided in Section 2C below, Distributions (as defined in the Agreement), and all security entitlements in respect of the foregoing (such Paired Shares are in addition to the Adjustment Shares and are hereinafter referred to as the "Collateral Shares"). Blank stock powers for all collateral shares held by PaineWebber, duly endorsed with signatures guaranteed, are being delivered herewith. This Section 2 creates a security interest in the Collateral Shares to secure the payment and performance of any and all obligations now or hereafter existing of the Companies under the Purchase Agreement and the Agreement, as the same has been and may be amended from time to time (collectively "Obligations"). Upon the occurrence of a Default (as defined below), in addition to any and all other rights and remedies which PaineWebber may have hereunder, under applicable laws or otherwise, PaineWebber at its option may, subject to any limitation or restriction imposed by any applicable laws, (i) foreclose or otherwise enforce its security interest in all or any part of the Collateral Shares by any available judicial procedure; (ii) sell or otherwise dispose of, at the office of PaineWebber, all or any part of the Collateral Shares, and any such sale or other disposition shall be in accordance with applicable laws, and may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral Shares shall not exhaust PaineWebber's power of sale, but sales may be made from time to time until all of the Collateral Shares have been sold or until the Obligations have been performed and paid in full), and at any such sale it shall not be necessary to exhibit the Collateral Shares; (iii) at its discretion, retain the Collateral Shares in satisfaction of the Obligations whenever the circumstances are such that PaineWebber is entitled to do so under applicable laws;
     (iv) apply any appropriate judicial proceedings for consent to any appointment; (v) buy the Collateral Shares at any public sale; and
     (iv) buy the Collateral Shares at any private sale, subject to any restrictions imposed by applicable laws. The Companies agree that, if notice is required to be given by applicable laws, two days' advance written notice shall constitute reasonable notice. PaineWebber shall apply the proceeds of any collection, sale, disposition or other realization upon any Collateral Shares as follows:

          FIRST, to the payment of the reasonable costs and expenses of such collection, sale, disposition or other realization, including reasonable out-of-pocket costs and

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Patriot American Hospitality, Inc.
Wyndham International, Inc.
October 22, 1998
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     expenses of PaineWebber and the reasonable fees and expenses of its agents and counsel;

          NEXT, to the satisfaction and payment of the Obligations; and

          FINALLY, to the payment to the Companies, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus them remaining.

     If the proceeds of collection, sale, disposition , or other realization are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, the Companies shall remain liable for such deficiency.

          B. The Companies recognize that if a Default occurs prior to a registration statement covering all shares to be sold by PaineWebber under the Agreement (a "Valid Registration") becoming effective, PaineWebber may be unable to effect a public sale of any or all of the Collateral Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws, and may be compelled to resort to one or more private sales thereof. The Companies acknowledge and agree that PaineWebber shall have the right to sell the Collateral Shares at a private sale and any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale. PaineWebber shall be under no obligation to delay a sale of any of the Collateral Shares until a Valid Registration is in effect. The Companies hereby agree (i) that in the event PaineWebber shall, upon any Default, sell the Collateral Shares or any portion thereof, at a private sale or sales, PaineWebber shall have the right to rely upon the advice and opinion of a member of a nationally recognized investment banking firm acceptable to PaineWebber (which may be an affiliate of PaineWebber), as to the best price reasonably obtainable upon such a private sale thereof, and (ii) in the absence of fraud, willful misconduct and gross negligence, that such reliance shall be conclusive evidence that PaineWebber handled such matter in a commercially reasonable manner under the Uniform Commercial Code.

          C. All Distributions in respect of the Collateral Shares shall be deposited in the collateral account at PaineWebber or a custodian or depositary designated by PaineWebber and treated in accordance with the letter agreement between the parties dated August 14, 1998.

          D. For purposes of the Agreement and this letter agreement, a "Default" shall mean failure by the Company to deliver sufficient Additional Shares (as defined in the

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Patriot American Hospitality, Inc.
Wyndham International, Inc.
October 22, 1998
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     Agreement) pursuant to Section 3.2(b) of the Agreement.

3. EFFECT. Notwithstanding this letter agreement, all other provisions of the Agreement as amended remain in full force and effect. Nothing in this letter agreement diminishes any rights of either party under the Purchase Agreement and the Agreement.

Sincerely,

PaineWebber Financial Products, Inc.

By:/s/
   --------------------------------
Name:
Title:

AGREED TO AND ACCEPTED

Patriot American Hospitality, Inc.       Wyndham International, Inc.


By:/s/                                   By:/s/
   --------------------------------         ------------------------------
Name:                                 Name:
Title:                                Title: